EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, $0.0001 par value per share (the “Ordinary Shares”), of I-MAB (the “Issuer”), and American Depositary Shares of the Issuer which may be exchanged for Ordinary Shares, and further agree that this Joint Filing Agreement be included as Exhibit A to such Schedule 13G. In evidence thereof, the undersigned hereby execute this agreement on this 4th day of February 2021.

Fortune Eight Jogging Limited

By:	/s/ BingYuan
Name:	Bing Yuan
Title:	Director

Hony Hongling (Shanghai) Investment Center

By:	/s/ Yonggang Cao
Name:	Yonggang Cao
Title:	Authorized Signatory

Hony Investment (Shanghai) Limited

By:	/s/ Yonggang Cao
Name:	Yonggang Cao
Title:	Authorized Signatory

Beijing Hony Hezhong Enterprise Management Limited

By:	/s/ Yonggang Cao
Name:	Yonggang Cao
Title:	Authorized Signatory